Exhibit 99.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of July 15, 2010, by and between the undersigned holder (“Shareholder”) of one or more shares of shares of common stock, par value $.10 per share (the “Company Common Stock”) of LSB Corporation, a Massachusetts corporation (the “Company”), and People’s United Financial, Inc., a Delaware corporation (the “Buyer”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

WHEREAS, the Shareholder is the holder of one or more shares of Company Common Stock;

WHEREAS, concurrently with the execution of this Agreement, the Buyer, the Buyer Bank, Merger Sub, the Company and the Company Bank are entering into an Agreement and Plan of Merger dated July 15, 2010 (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which Merger Sub shall merge with and into the Company and, in connection therewith, each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, Shareholder owns or has the right to vote the shares of Company Common Stock identified on Exhibit A hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to as the “Shares”); and

WHEREAS, it is a condition to the willingness of the Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Agreement to Vote Shares.  Shareholder agrees that, prior to the Expiration Date (as defined in Section 8), at any meeting of shareholders of the Company, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, except as otherwise agreed to in writing in advance by the Buyer, Shareholder shall:

(a) appear at each such meeting, in person or by proxy, and thereby cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) with respect to, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder, or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of approval of the Merger Agreement; (ii) in favor of any matter reasonably necessary for consummation of the transactions contemplated by the Merger Agreement; (iii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or any of Shareholder’s obligations under this Agreement.

Section 2.  No Inconsistent Agreements.  Shareholder hereby agrees that Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to such the Shares that is inconsistent with Shareholder’s obligations under this Agreement.

Section 3.  No Transfers.  From and after the date hereof until the Expiration Date and except as contemplated by this Agreement or the Merger Agreement, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (c) transfers in connection with estate or tax planning or similar purposes, including transfers to relatives, trusts, foundations and charitable organizations, subject to the transferee first agreeing in writing to be bound by the terms of this Agreement, and (d) such transfers as the Buyer may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 3 shall be null and void.

Section 4.  Representations and Warranties of Shareholder.  Shareholder represents and warrants to and agrees with the Buyer as follows:

(a) Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by the Buyer, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity).

(c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d) Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares set forth on Exhibit A hereto, and the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances, except as otherwise described on Exhibit A hereto. Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Shares (other than shares of capital stock subject to stock options over which Shareholder will have no voting rights until the exercise of such stock options, which stock options are set forth on Exhibit A hereto). The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity and no representation by Shareholder is made thereby pursuant to the terms hereof. Shareholder has the right to vote the Shares (unless otherwise noted on Exhibit A), and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

Section 5.  Irrevocable Proxy.  Subject to the last sentence of this Section 5, by execution of this Agreement, Shareholder does hereby appoint the Buyer with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of the Company taken by written consent. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

Section 6.  No Solicitation.  Except as otherwise expressly permitted under Section 5.1 of the Merger Agreement, from and after the date hereof until the Expiration Date, Shareholder, in his, her or its capacity as a shareholder of the Company, shall not, nor to the extent applicable to Shareholder, shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce, knowingly encourage, or knowingly take any action that would reasonably be expected to materially facilitate the making of, any inquiry, offer, or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish or otherwise afford access to any Person (other than the Buyer, the Buyer Bank and Merger Sub) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, including, without limitation, any agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement (but without conceding the existence of a “group” (as such term is used in Section 13(d) of the Exchange Act) solely by virtue of this Agreement), become a member of a “group” with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal.

Section 7.  Specific Performance; Remedies; Attorneys Fees.  Shareholder acknowledges that it is a condition to the willingness of the Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to the Buyer if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, the Buyer will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the Buyer has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Buyer’s seeking or obtaining such equitable relief. Shareholder also agrees that if Shareholder fails to comply in any material respect with the obligations imposed by this Agreement, Shareholder shall pay to the Buyer all of the Buyer’s reasonable costs and expenses (including attorneys’ fees) in connection with enforcing its rights under this Agreement. In addition, after discussing the matter with Shareholder, the Buyer shall have the right to inform any third party that the Buyer reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the Buyer hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with the Buyer set forth in this Agreement may give rise to claims by the Buyer against such third party.

Section 8.  Term of Agreement; Termination.  As used in this Agreement, the term ‘‘Expiration Date” shall mean the earlier to occur of (a) the receipt of Company Shareholder Approval, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement. Shareholder shall have the right to terminate this Agreement if the Merger Agreement is amended to decrease the Merger Consideration, provided that Shareholder sends notice to the Buyer of Shareholder’s election to terminate within three (3) Business Days after the public announcement of such amendment, in which case the “Expiration Date” shall mean the date the Buyer receives such notice. Upon termination or expiration, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

Section 9.  Entire Agreement; Amendments.  This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provision hereof by either party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 10.  Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.  Further Assurances.  Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 12.  Capacity as Shareholder.  The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with whatever fiduciary duties he or she may have as a director, officer or employee of the Company and none of the terms of this Agreement shall be deemed to prohibit or prevent any director or executive officer from exercising his or her fiduciary obligations in the context of a Superior Proposal pursuant to Section 6.5 of the Merger Agreement.

Section 13.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles that would cause the laws of another jurisdiction to apply).

Section 14.  Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 17. Each of the parties hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 17 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 15.  Publication.  Shareholder hereby permits Buyer and the Company to publish and disclose in press releases, Schedule 13D filings, the Company’s proxy statement and any other disclosures or filings required by applicable law, his, her, or its identity and ownership of shares of the Company Common Stock, the nature of the commitments, arrangements and understandings pursuant to this Agreement, and/or the text of this Agreement.

Section 16.  No Agreement Until Executed; Counterparts.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by Shareholder and the Buyer. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 17.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Buyer, to

People’s United Financial, Inc.
850 Main Street
Bridgeport, CT 06604
Attention: John P. Barnes, Interim Chief Executive Officer
Facsimile: (203) 338-3600

with copies (which shall not constitute notice) to:

People’s United Financial, Inc.
850 Main Street
Bridgeport, CT 06604
Attention: Robert E. Trautmann, General Counsel
Facsimile: (203) 338-3600

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Lee A. Meyerson, Esq.
Facsimile: (212) 455-2502

(b) if to Shareholder, to the address as set forth under Shareholder’s signature to this Agreement with an additional copy (which shall not constitute notice) to:

Nutter, McClennen & Fish, LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
Attention: Michael K. Krebs, Esq.
Facsimile: 617-310-9288

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PEOPLE’S UNITED FINANCIAL, INC.

By:
Name:
Title:

SHAREHOLDER

Name:

Address:

Facsimile:

EXHIBIT A

SHARES OF COMPANY COMMON STOCK BENEFICIALLY OWNED BY
SHAREHOLDER

Company
Shareholder	Common Stock[1]	Options

1 Shares include shares allocable to Shareholder’s account under the Company’s employee benefit plans.